Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the registration statements (No. 33-33621, No. 2-99945, No. 333-59727, and No. 333-138458) on Form S-8 of VF Corporation of our report dated July 3, 2006, except for Note G, which is as of June 22, 2007 relating to the financial statements of VF Corporation Retirement Savings Plan for Salaried Employees, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
June 22, 2007

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